Exhibit 10.1

Rock of Ages FOR IMMEDIATE RELEASE	Investor Contact: Neil G Berkman Berkman Associates (310) 826-5051 info@BerkmanAssociates.com	Company Contact: Kurt Swenson Chairman & CEO (603) 225-8397 www.RockofAges.com

Rock of Ages Announces CFO Transition

CONCORD, NEW HAMPSHIRE, July 26, 2007 . . . ROCK OF AGES CORPORATION (NASDAQ/NMS:ROAC) announced today that CFO Nancy Rowden Brock will leave the Company effective upon the filing of the Company's Form 10Q for the second quarter of 2007, which is expected on August 14, 2007. Ms. Brock plans to expand her role as a member of the Advisory Board of Worth Mountain Capital Partners, which is exploring certain strategic opportunities in Northern New England.

Laura Plude, Director of Finance of the Company, has been elected Vice President of Finance and will assume the position of CFO after the Form 10Q is filed. Mrs. Plude became a certified public accountant in 1981 after graduating from the University of Vermont and worked as a certified public accountant in two Vermont CPA firms until August 1999, when she joined Rock of Ages as a staff accountant in the retail division. She was elected Director of Finance of the Company in August of 2004 and has been responsible for all financial systems and financial reporting of the Company since that date.

"Nancy Brock has done a wonderful job as our CFO since joining us in 2005 when we were moving forward with our retail growth plan," said Kurt Swenson, the Company's Chairman, President and Chief Executive Officer. "Much has changed at Rock of Ages since then. Nancy not only weathered some difficult times with us, but she was also instrumental in successfully implementing the many changes required when we decided to change course and consolidate our retail operations. We thank her for her efforts and wish her well in the future."

Swenson continued, "We are pleased to have Laura Plude move up to the CFO position where we know she will continue to do the same outstanding job for us she has done since joining the Company."

About Rock of Ages

Rock of Ages (www.RockofAges.com) is the largest integrated granite quarrier, manufacturer and retailer of finished granite memorials and granite blocks for memorial use in North America.

Forward-Looking Statements

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about our business or expected events based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual events, results or outcomes may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: our ability to renew or refinance our credit facility, which expires on October 27, 2007; our ability to maintain compliance with our covenants in our credit facility; our ability to successfully execute staff productivity improvements and sales and marketing programs; our ability to form and maintain relationships with funeral directors and other death care professionals; our ability to maintain and expand our relationships with independent retailers; changes in demand for our products; the timing of customer orders and deliveries; the impact of competitive products and pricing; the success of our branding programs; the excess or shortage of production capacity; weather conditions; and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports including, but not limited to, the risks discussed in the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2007. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

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